HENDERSON GLOBAL FUNDS
                      737 NORTH MICHIGAN AVENUE, SUITE 1700
                             CHICAGO, ILLINOIS 60611


August 29, 2008

State Street Bank and Trust Company
State Street Financial Center
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

         Reference is made to the Custodian Agreement between us dated August 24, 2001 (the "Agreement").

         Pursuant to Section 18 of the Agreement, this letter is to provide notice of the creation of one additional portfolio of Henderson Global Funds (the "Trust"), namely the Henderson Industries of the Future Fund (the "New Fund"). We request that you act as Custodian under the Agreement with respect to the New Fund.

         Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

Henderson Global Funds

By:   /s/ Christopher K. Yarbrough
      ----------------------------
      Name: Christopher K. Yarbrough
      Title: Secretary

Accepted:

State Street Bank and Trust Company

By:   /s/ Joseph C. Antonellis
      ------------------------
      Name: Joseph C. Antonellis
      Title: Vice Chairman